Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY ATLANTA	FIRM and AFFILIATE OFFICES www.duanemorris.com	BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS MEXICO CITY ALLIANCE WITH MIRANDA & ESTAVILLO

May 8, 2014

Research Frontiers Incorporated
240 Crossways Park Drive
Woodbury NY 11797-2033

Re:	Research Frontiers Incorporated
Registration Statement on Form S-3
File No. 333-184785

Ladies and Gentlemen:

     We have acted as special securities counsel to Research Frontiers Incorporated, a Delaware corporation (the “Company”), in connection with the offering by the Company of 750,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be sold by the Company in an underwritten offering pursuant to that certain Purchase Agreement (the “Agreement”), dated May 8, 2014, by and between the Company and Craig-Hallum Capital Group LLC.

     The sale of the Shares is registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a Shelf Registration Statement on Form S-3, File No. 333-184785 (the “Registration Statement”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Act on November 6, 2012 and declared effective by the Commission on December 26, 2012 and the related Prospectus Supplement filed with the Commission pursuant to the Act on May 8, 2014 (the “Prospectus Supplement”).

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     We have examined the Registration Statement, the Prospectus Supplement and originals or copies, authenticated or certified to our satisfaction, of the Agreement, the Restated Certificate of Incorporation of the Company, the Bylaws of the Company, as amended to date, and such other documents as we have deemed relevant and necessary as the basis of the opinion expressed herein.

Duane Morris llp
1540 BROADWAY NEW YORK, NY 10036-4086	PHONE: +1 212 692 1000	FAX: +1 212 692 1020

Research Frontiers Incorporated
May 8, 2014

     We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.

     Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that each authorized and unissued Share, when issued in accordance with the provisions of the Agreement against payment therefor, will be validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, by any covenants of good faith or fair dealing that may be implied, and by general principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

     The opinion expressed herein is limited to the Delaware General Corporation Law, as currently in effect, and we express no opinion as to the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Form 8-K to be filed by the Company on or about the date hereof and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus Supplement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Duane Morris LLP